Exhibit 5

[Form of legality opinion]

[                            ], [        ]

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577

RE:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special North Carolina counsel to PepsiCo, Inc. (the “Company”) in connection with the preparation by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale by the Company of up to [                ] shares (the “Shares”) of the Company’s common stock, par value 1 2/3 cents per share (the “Common Stock”). The Shares are proposed to be issued pursuant to the Agreement and Plan of Merger among the Company, The Pepsi Bottling Group, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc., dated as of August 3, 2009 (the “Merger Agreement”). This opinion is delivered to you pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K of the Commission.

As special North Carolina counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, certain resolutions of the Company’s Board of Directors relating to the filing of the Registration Statement and the issuance of the Shares (the “Resolutions”), as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed with your permission (i) the genuineness of all signatures and the legal capacity of all signatories; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) that the issuance of such Shares, whether represented by certificates or issued in uncertificated form, will be registered on the stock transfer books of the Company in compliance with applicable law and the Company’s bylaws, as amended, and any certificates representing the Shares will be duly executed in accordance with applicable law and the Company’s bylaws, as amended; (iv) that at the time of any offering or sale of the Shares, the Company will have such number of shares of Common Stock, as set forth in such offering or sale, duly authorized and available for issuance; and (v) the proper issuance and accuracy of certificates of public officials and representatives of the Company. We have further assumed with your permission that at the time of delivery of the Shares, the Resolutions will not have been modified or rescinded, there will not have occurred any change in the applicable law affecting the authorization or issuance of the Common Stock or the Shares, and the issuance and sale of the Shares will not result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction or order imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that when the Shares have been issued and sold in the manner contemplated by the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in the proxy statement/prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission.

Very truly yours,